FORM 10f 3

THE BLACKROCK FUNDS

Record of Securities
 Purchased
Under the Trust s
Rule 10f 3 Procedures

1 	Name of Purchasing Portfolio
   The BlackRock Pennsylvania
Strategic Municipal
	Trust  BPS   BlackRock
AMT Free Municipal Bond Portfolio
 BR MUNI
	BlackRock National Municipal
 Fund  BR NATL   BlackRock Pennsylvania
	Municipal Bond Fund  BR PAMUN

2 	Issuer     Pennsylvania
Turnpike Commission  Turnpike
Subordinate Revenue
Bonds  Series B of 2010

3 	Date of Purchase
7 23 10
4 	Underwriter from whom
 purchased  J P  Morgan
Securities Inc
5 	Name of Affiliated
Underwriter  as defined in
 the Trust s procedures  managing
or participating in syndicate
 PNC Capital Markets

a 	List Members of
Underwriting Syndicate
	J P  Morgan Securities
 Inc   Goldman  Sachs   Co
 Jefferies   Company  Inc
Loop Capital Markets LLC
PNC Capital Markets
Boenning   Scattergood  Inc
Edward D  Jones   Co
Janney Montgomery Scott LLC
Quoin Capital LLC
Raymond James   Associates  Inc

6 	Aggregate principal
amount purchased  out of
 total offering   if an equity
offering  list aggregate number
 of shares purchased  out of
 total number of shares
offered       BPS   150 000
out of  273 526 107 95
BR MUNI   1 130 000 out
of  273 526 107 95   BR NATL
   5 670 000 out of
273 526 107 95   BR
PAMUNI   1 550 000 out of
 273 526 107 95
7 	Aggregate principal
 amount purchased by funds
advised by BlackRock and any
purchases by other accounts
with respect to which
BlackRock has investment
discretion  out of the total
offering   if an equity offering
  list aggregate number
of shares purchased  out of
total number of shares offered
	 8 500 000 out of
273 526 107 95
8 	Purchase price  net
 of fees and expenses     99 697
9 	Date offering commenced
 if different from Date of
Purchase    7 22 10
10 	Offering price at end
of first day on which any
 sales were made
11 	Have the following
conditions been satisfied
Yes	No
a 	The securities are
part of an issue registered under
      the Securities Act of
1933  as amended  which
      is being offered to the
public  or are Eligible Municipal
		Securities
or are securities sold in an
	 Eligible Foreign
      Offering or are securities
 sold in an Eligible Rule 144A
		Offering or part
of an issue of government
      securities
 X

	b 	The securities
were purchased prior to the
		end of the first
day on which any sales
		were made  at a
price that was not more
		than the price
paid by each other
		purchaser of
securities in that offering
		or in any concurrent
 offering of the
		securities  except
in the case of an
		Eligible Foreign
Offering  for any rights
		to purchase
required by laws to be granted
		to existing
security holders of the
		Issuer  or  if a
rights offering  the
		securities were
purchased on or before the
		fourth day
preceding the day on which the
		rights offering
 terminated
X

	c 	The underwriting
was a firm commitment
		underwriting
X

	d 	The commission
spread or profit was
		reasonable and
 fair in relation to that
		being received by
others for underwriting
		similar securities
 during the same period
 X

	e 	In respect of any
securities other than
		Eligible Municipal
Securities  the issuer
		of such securities
 has been in continuous
		operation for not
less than three years
		 including the
operations of predecessors
 X

f 	Has the affiliated
underwriter confirmed
      that it will not receive
any direct or indirect
      benefit as a result of
 BlackRock s participation
      in the offering
X


Approved
Janine Bianchino
Date          08 18 10



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